Exhibit 23





             Consent of Independent Certified Public Accountants



 We have issued our report dated September 15, 2000, accompanying the consolidated financial statements included in the Annual Report of Peerless Mfg. on Form 10-K for the year ended June 30, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of Peerless Mfg. Company on Form S-8 (File No. 333-17229 effective November 11, 1999).




 GRANT THORNTON LLP

 Dallas, Texas
 September 15, 2000